                                                                   Exhibit T3E-3

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------
                                       :
IN RE:                                 :     CHAPTER 11
                                       :
GENERAL MEDIA, INC., ET AL.,           :     CASE NO. 03-15078 (SMB)
                                       :
                      DEBTORS.         :     JOINTLY ADMINISTERED
-------------------------------------  :



                     DEBTORS' FOURTH AMENDED PLAN SUPPLEMENT




                                     PACHULSKI, STANG, ZIEHL, YOUNG,
                                         JONES & WEINTRAUB P.C.
                                     Robert J. Feinstein (RF 2870)
                                     Maria A. Bove (MB 8687)
                                     780 Third Avenue, 36th Floor
                                     New York, New York 10017
                                     Telephone:  (212) 561-7700
                                     Facsimile:   (212) 561-7777

                                     Attorneys for the Debtors and Debtors in
                                         Possession

Dated:   New York, New York
         August 12, 2004

Amended Certificate of Incorporation of Reorganized GMI........................1
Amended By-Laws of Reorganized GMI.............................................2
Officers of Reorganized Debtors................................................3
Schedule 7.1(A) - Assumed Executory Contracts and Personal Property Leases.....4
Schedule 7.1(B) - Rejected Executory Contracts and Personal Property Leases....5
General Unsecured Creditors' Payment Agent Agreement...........................6
New GMI Term Loan Notes Indenture..............................................7
Agreements With Robert C. Guccione and Certain Non-Debtor Affiliates...........8

Dated:   August 12, 2004

                GENERAL MEDIA, INC.
                GENERAL MEDIA ART HOLDING, INC.
                GENERAL MEDIA COMMUNICATIONS, INC.
                GENERAL MEDIA ENTERTAINMENT, INC.
                GENERAL MEDIA (UK), LTD.
                GMCI INTERNET OPERATIONS, INC.
                GMI ON-LINE VENTURES, LTD.
                PENTHOUSE IMAGES ACQUISITIONS, LTD.
                PURE ENTERTAINMENT TELECOMMUNICATIONS, INC.

                By:            /s/
                         ---------------------------------------
                         Robert C. Guccione

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               GENERAL MEDIA, INC.

                      ------------------------------------

                 Pursuant to Sections 303 and 245 of the General
                    Corporation Law of the State of Delaware
                      -------------------------------------

      The undersigned, Marc H. Bell, certifies that he is the President of General Media, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

      (a) The present name of the Corporation is General Media, Inc., which is the name under which the Corporation was originally incorporated; and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is November 9, 1993. An Amended and Restated Certificate of Incorporation, amending and restating the original Certificate of Incorporation of the Corporation, was filed with the Secretary of State of the State of Delaware on March 29, 2001.

      (b) This Amended and Restated Certificate of Incorporation was duly adopted by and in accordance with the provisions of Section 303 of the General Corporation Law of the State of Delaware and the order dated _______________, 2004 of the United States District Court for the Southern District of New York and with a confirmation date of _____________, 2004.

      (c) The text of the Amended and Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:

      FIRST, the name of the corporation is PENTHOUSE MEDIA GROUP INC., (hereinafter the "Corporation").

      SECOND, the address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, DE 19808. The name of the registered agent at said address is Corporation Service Company.

      THIRD, the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DCGL").

      FOURTH, the Corporation shall have the authority to issue ten million (10,000,000) shares of common stock having a par value of $.01 per share. The Corporation shall also have the authority to issue one million (1,000,000) shares of preferred stock having a par value of $.01 per share (the "Preferred Shares"). The board of directors of the Corporation (the "Board of Directors"), shall have the right to authorize, by resolution of the Board of Directors adopted in accordance with the By-Laws of the Corporation, the issuance of the Preferred Shares and, in connection therewith, to (a) cause such shares to be issued in series; (b) fix the annual rate of dividends payable with respect to the Preferred Shares or series thereof; (c) fix the amount payable upon redemption of the Preferred Shares; (d) fix the amount payable upon liquidation or dissolution of the Corporation; (e) fix provisions as to voting rights; and (f) fix such other rights, powers and preferences as the Board of Directors shall determine. To the extent prohibited by Section 1123 of Title 11 of the United States Code (the "Bankruptcy Code"), the Corporation will not issue non-voting equity securities; provided, however, that the foregoing (i) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such Section 1123 is in effect and applicable to the Corporation, and (iii) may be amended or eliminated in accordance with applicable law as from time to time in effect.

      FIFTH, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article FIFTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

      SIXTH, the Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SIXTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

      The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SIXTH to directors and officers of the Corporation.

      The rights to indemnification and to the advance of expenses conferred in this Article SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

      Any repeal or modification of this Article SIXTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

      SEVENTH, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

      IN WITNESS WHEREOF, the undersigned sets his name to this Amended and Restated Certificate of Incorporation and affirms that the statements made herein are true under the penalties of perjury, this _____ day of __________, 2004.



                                        By
                                           ----------------------------
                                        Name:  Marc H. Bell
                                        Title: President

                           AMENDED AND RESTATED BYLAWS

                                       OF

                           PENTHOUSE MEDIA GROUP INC.

                         (EFFECTIVE _____________, 2004)

                                    ARTICLE I

                                    General.

      Section 1.01 Interpretation; Governing Instruments. Terms used and not defined in these Bylaws (these "Bylaws"), shall have the meanings set forth in, and shall be interpreted in accordance with, the Delaware General Corporation Law ("DGCL") and other applicable statutes and the certificate of incorporation (the "Certificate of Incorporation" and collectively with the DGCL, the "governing instruments") of Penthouse Media Group Inc. (the "Company"), as from time to time in effect. Whether or not so stated, these Bylaws are subject to such governing instruments, and in the event of any conflict or inconsistency the provisions of the governing instruments shall control.

      Section 1.02 Registered Office. The address of the Company's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, DE 19808. The name of the registered agent at said address is Corporation Service Company.

      Section 1.03 Other Offices; Business Activities. The Company may have such other offices and conduct its business activities at such other locations within or without the State of Delaware, as the board of directors (the "Board") determines.

                                   ARTICLE II

                                  Stockholders.

      Section 2.01 Annual Meeting. The annual stockholders meeting for the election of directors and the transaction of other business shall be held annually during the fifth full month following the end of the Company's fiscal year on such date and time as the Board may fix.

      Section 2.02 Special Meeting. Special stockholders meetings may be called by the Board, the chairman or the president and shall be called by the chairman, the chief executive officer, the president, any executive vice president, any senior vice president, any vice president or the secretary upon written request, stating the purpose(s) of the meeting, either by a majority of the directors or by the holders of not less than a majority of the outstanding shares entitled to vote. Only such business may be transacted at a special meeting as relates to the purpose(s) set forth in the notice of meeting.

      Section 2.03 Place of Meeting. Stockholders meetings shall be held at such place, within or without the State of Delaware, as may be fixed by the Board or, if not so fixed, at the registered office of the Company in the State of Delaware. Attendance at any meeting in person or by proxy shall constitute a waiver of notice, except when the person or proxy attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Section 2.04 Notice of Meetings; Waiver. Written notice of each stockholders meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the meeting date to each stockholder entitled to vote at the meeting at such stockholder's address appearing on the record of stockholders or, if such stockholder shall have filed with the secretary a written request that notices be mailed to some other address, at such other address. Each notice shall state the place, date and time of the meeting and, unless an annual meeting, shall indicate that it is being issued by or at the direction of the person(s) calling the meeting. Notice of a special meeting shall also state the purpose(s) for which called. Notice of an adjourned meeting shall be unnecessary unless otherwise required by the governing instruments.

      Section 2.05 Quorum. Subject to the governing instruments, the holders of one-third of the shares entitled to vote shall constitute a quorum for the transaction of any business. When a specified item of business must be voted on by a class or series, voting as a class, however, the holders of a majority of the shares of such class or series shall constitute a quorum. Despite the absence of a quorum the stockholders present may by majority vote adjourn a meeting without further notice unless otherwise required by the governing instruments.

      Section 2.06 Voting; Proxies. Subject to the governing instruments:

      (a) Stockholders of record shall be entitled to one vote for each share held. Any corporate action other than the election of directors shall be authorized by a majority of the votes cast by holders entitled to vote.

      (b) Any stockholder may vote in person or by proxy signed by such stockholder or such stockholder's attorney-in-fact. No proxy shall be valid after the expiration of eleven months from its date unless it otherwise provides.

      Section 2.07 Action Without Meeting. Subject to the governing instruments, any stockholder action may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

      Section 2.08 Nature of Business at Meetings of Stockholders.

      (a) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of

Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Company (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.08 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.08.

      (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

      (c) To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

      (d) To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

      (e) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.08; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.08 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                   ARTICLE III

                                   Directors.

      Section 3.01 Authority; Number; Election; Qualification; Term. Subject to the governing instruments, the Company's business shall be managed under the direction of the Board which shall consist of two (2) directors, or such other number as may be fixed from time to time by a majority vote of the shareholders or by a majority of the Board, provided that no decrease in the number of directors shall decrease the term of any incumbent director. The directors shall be elected at each annual stockholders meeting, shall be at least eighteen (18) years old, but need not be stockholders, and shall hold office until the next annual stockholders meeting and the election and qualification of their respective successors. Election of directors need not be by ballot.

      Section 3.02 Annual, Regular and Special Meetings; Place. The annual Board meeting for the election of officers and the transaction of other business shall be held without notice immediately following and at the same place as the annual stockholders meeting or, if a quorum is not present or the Board otherwise determines, as promptly as practicable thereafter. Regular Board meetings for the transaction of all business may be held without notice at such times and places as the Board determines. Special Board meetings may be called by the chairman of the Board, the president, the chief executive officer or a majority of the directors. Except as provided above, Board meetings shall be held at such place, within or without the State of Delaware, as the Board determines or, if not so determined, at the principal office of the Company.

      Section 3.03 Notice of Meetings; Waiver, Adjournment. Notice of the time and place of each deferred annual and of each special Board meeting shall be given the directors by mail not less than three days, or personally or by telephone, telegram or telegraph not less than one day, prior to the meeting. Notice of any meeting need not specify its purpose(s). Notice need not be given to any director who submits a signed waiver of notice before, at or after the meeting or who attends the meeting without protesting, prior to or at its commencement, lack of notice to him.

      Whether or not a quorum is present, a majority of the directors present may adjourn any meeting without notice to directors not present unless the meeting is adjourned for more than 48 hours.

      Section 3.04 Quorum; Actions by Board. Subject to the governing instruments:

      (a) Except as otherwise provided in the DGCL, the Certificate of Incorporation or these Bylaws, a majority of the entire Board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at the taking of the vote, if a quorum is then present, shall be the act of the Board. Directors may either be present or vote by proxy.

      (b) Any action by the Board or any committee may be taken without a meeting if all directors or committee members consent in writing to the adoption of a resolution authorizing the action. The resolution and consent shall be filed with the Board or committee minutes.

      (c) Any one or more directors or committee members may participate in a Board or committee meeting by means of a conference telephone or other communications equipment allowing all persons participating to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

      Section 3.05 Resignation; Removal; Vacancies. Subject to the governing instruments:

      (a) A director may resign at any time. Any or all directors may be removed at any time for or without cause by stockholder vote and for cause by the Board.

      (b) Board vacancies occurring for any reason, including vacancies resulting from an increase in the number of directors, but excluding vacancies resulting from the removal of directors without cause may be filled by Board vote or, if the number of directors then in office is less than a quorum, by vote of a majority of the directors then in office. Vacancies occurring for any reason may also be filled by stockholders.

      Section 3.06 Compensation. Directors shall receive such compensation as the Board determines to be appropriate, and shall be reimbursed for reasonable expenses incurred in the performance of, their services to the Company as directors and in other capacities.

      Section 3.07 Committees. The Board, by resolution adopted by a majority of the entire Board, may designate an executive committee and any other committee it deems necessary or desirable to designate, each committee consisting of at least one director. Any committee designated by the Board shall serve solely at the discretion of the Board. The Board may adopt qualification criteria, such as financial expertise or independence, as requirements for membership on certain committees. The Board, but not any committee, may fill committee vacancies and may designate alternative qualified committee members to replace absent members at any committee meetings. The executive committee has the power and authority to act in place of the Board in all matters except amendment to the Certificate of Incorporation and except as restricted by the DGCL and the action of the Board. Other committees shall have such authority as the Board determines. The provisions of Sections 3.02, 3.03 and 3.04 of these Bylaws relating to the holding of meetings, notice, waiver, adjournment, quorum and Board action shall apply to committees unless the Board otherwise determines. The Board may adopt additional rules of procedure for any committee not inconsistent with these Bylaws or may delegate this authority to any committee.

      Section 3.08 Indemnification. The Company shall indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

      Section 3.09 Nomination of Directors.

      (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Company
(A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.09 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 3.09.

      (b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

      (c) To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (i) not less than ninety (90) days nor more than one hundred twenty
(120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

      (d) To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person,
(C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

      (e) No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section
3.09. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                                   ARTICLE IV

                          Executive and Other Officers.

      Section 4.01 Positions; Election; Term; Removal. The executive officers of the Company may include any one or more of the following: the chairman of the Board, the president, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents (each such executive vice president, senior vice president or vice president with such designations and rankings as the Board may fix), the secretary, one or more assistant secretaries, the treasurer and one or more assistant treasurers, each of whom shall be elected or appointed annually by the Board. Officers other than the chairman need not be directors. Any two or more offices may be held by the same person except the offices of president and secretary. Officers shall serve at the Board's discretion until the next annual Board meeting and the election of their respective successors. The Board may at any time remove any officer with or without cause and may fill any vacancies among the officers however occurring.

      Section 4.02 President, Additional Powers and Duties of Officers.

      (a) Subject to the Board's overall authority, the president shall have general control and supervision of the Company's business and affairs and such other powers and duties consistent with these Bylaws as are customarily possessed by corporate chief executive officers and as the Board assigns.

      (b) Subject to the Board's overall authority, each officer shall have such powers and duties in addition to those specifically provided in these Bylaws as are customarily possessed by like corporate officers holding the same position and as the Board or chief executive officer assigns. Such officers may, at the direction of the Board and/or the chief executive officer or in accordance with general delegations of authority or the respective resolutions of the Board, execute in the Company's name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the Company, except in cases in which the signing or execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company.

      Section 4.03 Chairman of the Board. The chairman shall preside at all Board and stockholder meetings. Unless and until the Board otherwise determines, in the event of the absence or inability to act of the president, or if there be no president, the chairman shall have the powers and duties of the president.

      Section 4.04 President. The president shall be the Company's chief executive officer. He or she shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect.

      Section 4.05 Executive and Senior Vice Presidents. Each executive vice president and senior vice president shall have such further title and such powers and duties as the Board and/or the president, if so authorized by the Board, assigns.

      Section 4.06 Vice Presidents and other Subordinate Officers. The Board may also appoint, or may delegate to any executive officer the appointment of, one or more vice presidents and other subordinate and assistant officers with such titles and duties as the Board or such executive officer may determine. Such vice presidents and other subordinate and assistant officers shall not be executive officers unless so designated by the Board.

      Section 4.07 Secretary and Assistant Secretary. The secretary shall give all meeting and other required corporate notices except as otherwise provided in these Bylaws; shall attend and keep minutes of all Board and stockholder proceedings; shall have charge of and maintain the corporate stock books and records (unless the Company has a transfer agent or registrar) and such other corporate records as the Board directs; and shall keep the corporate seal and, when duly authorized, shall affix such seal to all necessary corporate instruments. The assistant secretary shall, in the absence or inability to act of the secretary, or if there be no secretary, have the powers and duties of the secretary.

      Section 4.08 Treasurer and Assistant Treasurer. Unless another officer or employee is so designated by the Board, the treasurer shall be the Company's chief financial officer, and, its chief accounting officer and shall have custody of its funds and securities and shall maintain its financial books and records. The treasurer (or such other designated officer or employee) shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the chairman, the president and the Board, at its regular meetings, or when the Board so directs, an account of all his transactions as treasurer and of the financial condition of the Company.

      Section 4.09 Compensation. The Board shall fix the compensation, if any, of all officers who are directors and may fix, or delegate to the chief executive officer authority to fix, the compensation of other officers.

                                    ARTICLE V

                              Shares and Transfer.

      Section 5.01 Certificates. Shares of the Company shall be represented by certificates in such form consistent with the governing instruments as the Board approves, shall be signed by the chairman, president or any vice president and the secretary or treasurer, or any assistant secretary or assistant treasurer, and shall be sealed with the corporate seal or its facsimile. Officers' signatures may be facsimiles if the certificate is signed by a transfer agent or registered by a registrar other than the Company or its employee. Certificates may be used although the officer who has signed, or whose facsimile signature has been used, is no longer such officer. If the Company is authorized to issue shares of more than one class, certificates shall contain the statements required by statute.

      Section 5.02 Transfer Agents; Registrars. The Board may appoint one or more transfer agents and/or registrars, the duties of which may be combined and prescribe their duties.

      Section 5.03 Transfers; Lost Certificates. Subject to the governing instruments and compliance with such additional requirements as the Board may establish:

      (a) Shares shall be transferable only on the Company's books by the holders or their duly authorized attorneys or legal representatives upon surrender of certificates properly endorsed.

      (b) Replacements for certificates alleged to have been lost or destroyed may be issued upon delivery of such proof of loss and/or bond with or without surety, or other security, sufficient to indemnify the Company as the Board determines.

      Section 5.04 Record Date.

      (a) The Board may fix in advance a record date for the determination of stockholders entitled to notice of or to vote at any stockholders meeting, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive any dividend, distribution or allotment of rights, or for the purpose of any other action. The record date shall not be more than sixty (60) nor less than ten (10) days prior to the meeting date nor more than sixty (60) days prior to any other action.

      (b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Company. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                                   ARTICLE VI

                                 Miscellaneous.

      Section 6.01 Seal. The corporate seal shall be in such form as the Board may approve.

      Section 6.02 Fiscal Year. The Board may establish and change the Company's fiscal year. Until the Board acts, the fiscal year shall end on December 31 in each year.

      Section 6.03 Shares in Other Companies. Shares in other corporations held by the Company may be represented and voted by the chief executive officer or any person designated by him unless the Board otherwise directs.

      Section 6.04 Bylaws Amendments; Stockholder Agreements. Subject to the governing instruments:

      (a) Bylaws may be adopted, amended or repealed either by the stockholders at the time entitled to vote in the election of directors or by the Board (provided that any change by the Board in the number of directors requires the vote of a majority of the members Board). Any Bylaw adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon. If the Board adopts, amends or repeals any Bylaw regulating an impending election of directors, the notice of the next stockholders meeting for the election of directors shall set forth such Bylaw and a concise statement of the changes made.

      (b) Any written agreement among all of the stockholders of the Company holding votes sufficient to modify, amend or repeal any Bylaw, whether expressly or by interpretation or implication and whether or not the Company is a party thereto, shall be given full force and effect in accordance with its terms as a stockholders amendment under subsection 6.04(a) above provided a copy of such written agreement is delivered to the Company and that prompt notice of any such modification, amendment or repeal effected by any such written agreement to which fewer than all the stockholders of the Company are party is given to those stockholders who are not party thereto.

                         OFFICERS OF REORGANIZED DEBTORS

The individuals who will serve as officers of the Reorganized Debtors immediately after the Effective Date are:

      -     Marc H. Bell, President

      -     Daniel C. Stanton, Treasurer and Secretary

                                 SCHEDULE 7.1(A)

            ASSUMED EXECUTORY CONTRACTS AND PERSONAL PROPERTY LEASES

                                                                    CONFIDENTIAL

                                                             GENERAL MEDIA, INC.
--------------------------------------------------------------------------------
EXECUTORY CONTRACTS

ASSUMED CONTRACTS - BY CORPORATE GROUP

CORPORATE GROUP  SUB CATEGORY                  NAME                                 DESCRIPTION                       RECOMMENDATION
---------------  ------------  -----------------------------------  -----------------------------------------------   --------------
Books                          Andrew Nurnberg Associates Intl Ltd. Books - Letters Volumes 1-3 published in one       ACCEPT
                                                                    volume POLAND

Books                          Random House Audio Publishing Group  Books - audio pgm based on wok "B/T THE SHEETS"   ACCEPT

Books                          Random House Audio Publishing Group  Books - audio pgm based on work 26 NIGHTS         ACCEPT

Books                          Trident Media Group LLC              Agents - Sole literary agent for 11 book deal     ACCEPT
                                                                    w/Warner Books

Books                          Warner Books                         Publication of 12 books. Delivery Schedule        ACCEPT
                                                                    until 7/1/2007

Books                          Warner Books                         Books - PH Letters VII, VIII                      ACCEPT

Books                          Warner Books                         Books - PH Letters IX, X                          ACCEPT

Books                          Warner Books                         Books - PH Letters XI, XII                        ACCEPT

Books                          Warner Books                         Publication of 11 books                           ACCEPT

Books                          Warner Books                         "Letters from PH" & "Erotica"                     ACCEPT

Books                          Warner Books                         "PH Letters 3" & "PH Erotica 2"                   ACCEPT

Books                          Warner Books                         "PH Letters 4" & "PH Erotica 3"                   ACCEPT

Books                          Warner Books                         "PH Letters 5 & 6"                                ACCEPT

Clubs                          Hotel Development Texas, Ltd.        Clubs - License - Dallas, TX                      ACCEPT

Clubs                          Spartanburg Golf & Travel            Clubs - Spartanburg SC (Wellford, NC location)    ACCEPT
                                                                    license

Clubs                          Spiros Partners, Ltd.                Clubs - San Antonio license                       ACCEPT

Clubs                          The Executive Club LLC               Clubs - NY License                                ACCEPT

Corporate        Equipment     AT&T                                 Telephone - AT&T Business Network Service         ACCEPT

Corporate        Equipment     Scitex America Corp.                 Equipment Purchase contract                       ACCEPT

Corporate        Insurance     Aetna                                Insurance - Dental (including Dental COBRA)       ACCEPT

Corporate        Insurance     Aetna                                Insurance - Basic Life/AD&D                       ACCEPT

Corporate        Insurance     Aetna                                Insurance - Voluntary Life                        ACCEPT

Corporate        Insurance     AFLAC                                Insurance - Voluntary Cancer                      ACCEPT

Corporate        Insurance     Empire BlueCross                     Insurance - Major Medical                         ACCEPT

Corporate        Insurance     First Rehab Life Insurance           Insurance - Exec. Medical                         ACCEPT

SENECA FINANCIAL GROUP, INC.           1

                                                                    CONFIDENTIAL

                                                             GENERAL MEDIA, INC.
--------------------------------------------------------------------------------
EXECUTORY CONTRACTS

ASSUMED CONTRACTS - BY CORPORATE CROUP

CORPORATE GROUP  SUB CATEGORY                  NAME                                 DESCRIPTION                       RECOMMENDATION
---------------  ------------  -----------------------------------  -----------------------------------------------   --------------
Corporate        Insurance     Magellan                             Insurance - EAP                                   ACCEPT

Corporate        Insurance     SHPS                                 Insurance - Flex spend admin.                     ACCEPT

Corporate        Insurance     Unum                                 Insurance - Long Term Disability                  ACCEPT

Corporate        Printing      Transcontinental Printing (Interweb) Printing - Print, bind and package 4 mags on      ACCEPT
                                                                    monthly basis

Corporate        Service       DMGT Corp                            Paymentech - Credit card processing               ACCEPT
                                                                    (MC, Visa, Discover)

Corporate        Service       Int'l Prgm Consultants &             Consulting                                        ACCEPT
                               Russel Kagan

Corporate        Software      OP Solutions Inc.                    License - Patent and Trademark Software           ACCEPT
                                                                    ("PATTSY")

Corporate        Software      The Media Services Group, Ltd.       Software - Magazine Billing Software              ACCEPT

Corporate        Storage       Advanced Metro Movers                Storage - Company Files                           ACCEPT

Corporate        Storage       All Media Storage, Inc.              Storage - Video                                   ACCEPT

Corporate        Storage       Citistorage, Inc.                    Storage for legal files                           ACCEPT

Corporate        Storage       Interaction Courier Int'l            Canada Storage - Warehousing of back issues       ACCEPT


Corporate        Storage       Robert Lewis Group LLC               Storage - Warehousing for all departments         ACCEPT

Corporate        Storage       Stow Co. Mini Storage                Storage of video tapes - New Jersey               ACCEPT

Int'l Publishing               Daphne Communications SA             International - Greek editions                    ACCEPT

Int'l Publishing               Europe Star Publicaciones            International - Spanish edition                   ACCEPT

Int'l Publishing               IPM Publishing Ltd.                  International - UK edition                        ACCEPT

Int'l Publishing               Media Ventura BV                     International- Dutch edition                      ACCEPT

Int'l Publishing               Northern & Shell PLC                 International - UK Forum                          ACCEPT

Int'l Publishing               Pen Publishing                       International - Thai edition                      ACCEPT

Int'l Publishing               Tovarystvo z obmezhenoyu             International - Ukranian version                  ACCEPT
                               vidpovidalnisty

Int'l Publishing               Universal Copyright Company          International - Australian PH edition             ACCEPT

Int'l Publishing               Universal Copyright Company          International - Australian one shot and specials  ACCEPT

Licensing        Other         Merit Industries Inc.                Internet - Interactive Game Channel License       ACCEPT

Licensing        Products      Vast Resources dba Topco Sales       Products                                          ACCEPT


SENECA FINANCIAL GROUP, INC.           2

                                                                    CONFIDENTIAL

                                                             GENERAL MEDIA, INC.
--------------------------------------------------------------------------------
EXECUTORY CONTRACTS

ASSUMED CONTRACTS - BY CORPORATE CROUP

CORPORATE GROUP  SUB CATEGORY                  NAME                                 DESCRIPTION                       RECOMMENDATION
---------------  ------------  -----------------------------------  -----------------------------------------------   --------------
Online           Content       Author contracts                     Various one time agreements for online authors    ACCEPT

Online           Content       CD ROM Distributors                  License - "PONY GIRLS" website content            ACCEPT


Online           Content       Letter agreements for photographic   Images for Penthouse.com and Phfetish.com         ACCEPT
                               images


Online           Content       Tassel Publications                  Online - ABDUCTED BLONDE 01 FTP ONLY              ACCEPT

Online           Content       Tassel Publications                  Online - PAIGE MEETS SPIDER                       ACCEPT

Online           Content       VS Media Inc.                        Online - Content for VSM Webmasters               ACCEPT

Online           Hosting       Tonya Keith                          Online - BROOKBRADFORD MICROBABE website          ACCEPT

Online           Other         Adult Friendfinder                   Co branded site                                   ACCEPT

Online           Service       JCB International Credit Card Co.,   Internet - Credit Card Issuer                     ACCEPT
                               Ltd.

Online           Service       Linking Agreement                                                                      ACCEPT

Online           Service       Tricom                               Telephone - call center for video, back issues    ACCEPT
                                                                    and PH Store

Online           Service       Webair Internet Development, Inc.    Internet - Dedicated Server                       ACCEPT


Online           Store         Effex Media Inc.                     Video Streaming (Contract is for linked online    ACCEPT
                                                                    store to PH website)

Online           Store         Effex Media, Inc.                    Products - Sale of Products on PH website         ACCEPT

Publishing       Content       Aaron Whitman                        Art & Graphics - Photographs (V. Williams)        ACCEPT

Publishing       Content       Art Rights Contracts                 Various one time agreements                       ACCEPT

Publishing       Content       Author Contracts                     Story by Story Contracts for publishing           ACCEPT

Publishing       Content       Bill Stone                           Art & Graphics - All photographs, negatives of    ACCEPT
                                                                    Madonna

Publishing       Content       Book and site review contracts       Various one time agreements                       ACCEPT

Publishing       Content       David Hans Schmidt                   Photogaphy - actresses, Genna Davis               ACCEPT

Publishing       Content       Eric Decetis                         Cartoons                                          ACCEPT

Publishing       Content       Jere Threadgill                      Art & Graphics - Madonna photographs              ACCEPT

Publishing       Content       Nolan Conley                         Art & Graphics - Photographs                      ACCEPT

Publishing       Content       David Hans Schmidt                   Photography - pictures of Paula Jones             ACCEPT

Publishing       Content       Roy Feinson                          Art & Graphics - Clinton Montage                  ACCEPT


SENECA FINANCIAL GROUP,INC.             3

                                                                    CONFIDENTIAL

                                                             GENERAL MEDIA, INC.
--------------------------------------------------------------------------------
EXECUTORY CONTRACTS

ASSUMED CONTRACTS - BY CORPORATE GROUP

CORPORATE GROUP  SUB CATEGORY                  NAME                                 DESCRIPTION                       RECOMMENDATION
---------------  ------------  -----------------------------------  -----------------------------------------------   --------------
Publishing       Content       Scene Report Agreements              Various one time agreements                       ACCEPT

Publishing       Content       Susan Kulkens                        Art & Graphics - Photographs, Madonna             ACCEPT

Publishing       Content       Tom Chiapel                          Art & Graphics - Photographs, Vanessa Williams    ACCEPT

Publishing       Content       Video/Photographer Agreements        Various one time agreements                       ACCEPT

Publishing       Content       Xaviera Hollander                    Writing - monthly column "Call Me Madam"          ACCEPT

Publishing       Distribution  Palm Coast Data LLC                  Circulation - subscription fulfilment (postage)   ACCEPT

Video            Content       Classic Adult Videos                 One time purchase                                 ACCEPT

Video            Content       David Hans Schmidt, Tonya Harding    Tonya Harding, Jeff Gilooly Video and             ACCEPT
                               and Jeff Gilooly                     Pictures rights

Video            Content       Letter Agreement for Short Films     PH purchased rights for short films               ACCEPT
                               (incl. Heavy Metal Parking Lot
                               Rights)

Video            Content       Media Fever - "Jezebelle & Friends"  Purchase Film                                     ACCEPT

Video            Content       Media Fever - "Showers of Lust"      Purchase Film                                     ACCEPT

Video            Content       Media Fever - "Starlet Villa"        Purchase Film                                     ACCEPT

Video            Content       Media Fever - "Studio Girl"          Purchase Film                                     ACCEPT

Video            Content       Pia Zadora                           Art & Graphics - 1983 photos and film             ACCEPT
                                                                    LONELY LADY

Video            Content       Vivian Forlander                     Confidentiality Agreement - Managing Director     ACCEPT
                                                                    for Video

Video            Content       Vivian Forlander                     Verbal Agreement to act as agent for sale of      ACCEPT
                                                                    Videos - 15% of sales where GMEI gets cash
                                                                    directly from customer

Video            Content       Woodsmith Pictures -                 Director of Photography, Work made for hire.      ACCEPT
                               Heaven & Hell"

Video            Distribution  Image Entertainment Inc.             Trademark - excl. rights to any title in PH       ACCEPT
                                                                    PRESENTS: EUROGIRLS

Video            Distribution  Image Entertainment Inc.             Trademark - license agrmt to create PH            ACCEPT
                                                                    brand audio (Hip Hop/Rap)

Video            Distribution  JMH Productions                      Video Distribution - JMH grants GMEI rights       ACCEPT
                                                                    to distribute JMH titles (9)

Video            Distribution  The Ministry of Film, Inc.           Video Distribution - Joint ownership              ACCEPT
                                                                    VAMPIRES EMBRACE

Video            Licensing     Image Entertainment Inc.             License - US and Canada all new titles            ACCEPT
                                                                    produced (VHS/DVD)

Video            Licensing     Image Entertainment Inc.             License - CALIGULA US and Canada versions         ACCEPT
                                                                    (exclusive)

Video            Licensing     Image Entertainment Inc.             License - VHS DISC all currently owned titles     ACCEPT
                                                                    or new GMEI titles

Video            Licensing     Licensor: TTV/HV                     Various Web Content License Agrmts                ACCEPT


SENECA FINANCIAL GROUP, INC.            4

                                                                    CONFIDENTIAL

                                                             GENERAL MEDIA, INC.
--------------------------------------------------------------------------------
EXECUTORY CONTRACTS

ASSUMED CONTRACTS - BY CORPORATE CROUP

CORPORATE GROUP  SUB CATEGORY                  NAME                                 DESCRIPTION                       RECOMMENDATION
---------------  ------------  -----------------------------------  -----------------------------------------------   --------------
Video            Licensing     Playboy Entertainment Group          License (12 movies produced with Private          ACCEPT
                                                                    and licensed to Playboy)

Video            Licensing     TVN Entertainment Corporation        Video - PPV and VOD of PH Presents: POY           ACCEPT
                                                                    PLAYOFF 2002

Video            Music         Adam Wacht                           Music - "PetRox"                                  ACCEPT

Video            Music         Buc Lockwood                         Music - "PetRox"                                  ACCEPT

Video            Music         Eddie Siojo                          Music - "PetRox"                                  ACCEPT

Video            Music         Edward Holzman                       Music - The Girls of Penthouse Video              ACCEPT

Video            Music         George Beavers                       Music - "PetRox"                                  ACCEPT

Video            Music         Michael Eckart                       Music - create and produce a CD of musical        ACCEPT
                                                                    compositions

Video            Music         Richard Eisenstein and               Music - use of certain musical composition        ACCEPT
                               Todd Turkisher                       and sound recordings

Video            Music         Samwise Productions                  Music for various titles (3 separate              ACCEPT
                                                                    agreements)

Video            Music         Tonina Music. Inc.                   Music - "Ready to Ride"                           ACCEPT

Video            Music         Wayne Joness                         Music - AMAZING AMAZON BEAUTIES                   ACCEPT

Video            Music         Wayne Joness                         Music - GENTLEMEN'S CLUB                          ACCEPT

Video            Music         Wayne Joness                         Music - POY PLAYOFF 1998                          ACCEPT

Video            Music         Wayne Joness                         Music - POY PLAYOFF 2001                          ACCEPT

Video            Other         Screen Media Ventures                Confidentiality Agreement                         ACCEPT

Video            Production    5 Guys Named Moe - Playoff 2000      Post production work. Work for Hire               ACCEPT

Video            Production    5 Guys Named Moe - Playoff 2001      Post production work. Work for Hire               ACCEPT

Video            Production    CED - "Keys to Fantasy"              Work made for hire                                ACCEPT

Video            Production    Divona - "Fantasies 1"               Co-production                                     ACCEPT

Video            Production    Divona - "Fantasies 2"               Co-production                                     ACCEPT

Video            Production    Emerald City - "Penthouse            Post production Services, Work made for hire.     ACCEPT
                               Dear Diary"

Video            Production    JMH Productions - "Beach Babes" &    Video Production                                  ACCEPT
                               "Casting Call"

Video            Production    JMH Productions - "Pets in           Video Production                                  ACCEPT
                               Costa Rica"

Video            Production    JMH Productions - "Swimsuit          Video Production                                  ACCEPT
                               Calendar"

SENECA FINANCIAL GROUP, INC.            5

                                                                    CONFIDENTIAL

                                                             GENERAL MEDIA, INC.
--------------------------------------------------------------------------------
EXECUTORY CONTRACTS

ASSUMED CONTRACTS - BY CORPORATE CROUP

CORPORATE GROUP  SUB CATEGORY                  NAME                                 DESCRIPTION                       RECOMMENDATION
---------------  ------------  -----------------------------------  -----------------------------------------------   --------------
Video            Production    John Stavros/"Variety"               Production of 30 min video.                       ACCEPT

Video            Production    KLETV - "Working Women" &            Video Production                                  ACCEPT
                               "Dear Diary"

Video            Production    Lester Wisbrod - "Fashion Shoot"     Video Production                                  ACCEPT

Video            Production    Lester Wisbrod - "Girls of           Video Production                                  ACCEPT
                               Penthouse LA"

Video            Production    Lester Wisbrod - "Harlots of Hell"   Video Production                                  ACCEPT

Video            Production    Lester Wisbrod - "POY Playoff 2001"  Video Production                                  ACCEPT

Video            Production    Lester Wisbrod - "POY Playoff 2002"  Video Production                                  ACCEPT
                               & "POY Winner & Friends 2002"

Video            Production    Lester Wisbrod - "POY Playoff 2003"  Video Production                                  ACCEPT

Video            Production    Lester Wisbrod - "POY Winner 2000"   Video Production                                  ACCEPT

Video            Production    Lester Wisbrod - "POY Winner 2001"   Video Production                                  ACCEPT

Video            Production    Lester Wisbrod - "POY Winner 2003"   Video Production                                  ACCEPT

Video            Production    Marsalis/"The Thrill Seekers"        Co-production of Thrill seekers video.            ACCEPT

Video            Production    N2Productions - "Casting Call NYC"   Video Production                                  ACCEPT

Video            Production    N2Productions ~ "Penthouse           Video Production                                  ACCEPT
                               Gentleman's Club"

Video            Production    Nevitt Productions/ Centerfolds      Production of 1 centerfold video + 4              ACCEPT
                                                                    centerfold vids + 1 lingerie

Video            Production    Nevitt Productions/Art of Desire,    Production of 2 videos                            ACCEPT
                               Les Femmes Erotiques

Video            Production    Pat Siciliano/ "All New              Video Production                                  ACCEPT
                               Pet Workout"

Video            Production    Pat Siciliano/ "Amazing Amazons"     Video Production                                  ACCEPT

Video            Production    Pat Siciliano/ "Lipstick Girls"      Video Production                                  ACCEPT

Video            Production    Pat Siciliano/ "Paige & Friends"     Video Production                                  ACCEPT

Video            Production    Pat Siciliano/ "PH Lingerie Party"   Video Production                                  ACCEPT

Video            Production    Pat Siciliano/ "POY Playoff 1996"    Video Production                                  ACCEPT

Video            Production    Pat Siciliano/ "POY Playoff 1997     Video Production                                  ACCEPT
                               & Pet Confessions"

Video            Production    Pat Siciliano/ "POY Playoff 1998"    Video Production                                  ACCEPT

Video            Production    Pat Siciliano/ "POY Playoff 1999"    Video Production                                  ACCEPT

SENECA FINANCIAL GROUP, INC.           6

                                                                    CONFIDENTIAL

                                                             GENERAL MEDIA, INC.
--------------------------------------------------------------------------------
EXECUTORY CONTRACTS

ASSUMED CONTRACTS - BY CORPORATE GROUP

CORPORATE GROUP  SUB CATEGORY                  NAME                                 DESCRIPTION                       RECOMMENDATION
---------------  ------------  -----------------------------------  -----------------------------------------------   --------------
Video            Production    Pat Siciliano/ "POY Winner 1999"     Video Production                                  ACCEPT

Video            Production    Pat Siciliano/ "PSP Auditions"       Video Production                                  ACCEPT

Video            Production    Pat Siciliano/ "Satin & Lace III"    Video Production                                  ACCEPT

Video            Production    Pat Siciliano/ "Sexiest Amateur      Video Production                                  ACCEPT
                               Video"

Video            Production    Pat Siciliano/ "Showgirls"           Video Production                                  ACCEPT

Video            Production    Pat Siciliano/ "Variety Show"        Video Production                                  ACCEPT

Video            Production    Pat Siciliano/ "Webbabes"            Video Production                                  ACCEPT

Video            Production    Philip Monds/ "Philip Mond Presents" Production of 60 min video                        ACCEPT


SENECA FINANCIAL GROUP, INC.            7

                                 SCHEDULE 7.1(B)
           REJECTED EXECUTORY CONTRACTS AND PERSONAL PROPERTY LEASES

                                                          Draft and Confidential

                                                             GENERAL MEDIA, INC.
--------------------------------------------------------------------------------
EXECUTORY CONTRACTS

REJECTED, EXPIRED, TERMINATED AND NON-DEBTOR CONTRACTS - BY CORPORATE GROUP

CORPORATE GROUP      SUB CATEGORY               NAME                             DESCRIPTION                      RECOMMENDATION
---------------      ------------               ----                             -----------                      --------------
Corporate            Advertising    Avrett, Free & Ginsberg, Inc.      Marketing Services                             REJECT
Corporate            Equipment      AMC Computer Corporation           Computer - Printer Maintenance                 REJECT
Corporate            Equipment      Hewlett-Packard Co.                Computer System Support 7000GMI                REJECT
Corporate            Equipment      Hewlett-Packard Co.                Computer System Support CP000ARWA04052         REJECT
Corporate            Equipment      Leslie Digital Imaging             Lease - Canon Fax machine for                  REJECT
                                                                       switchboard room
Corporate            Equipment      MCS Canon                          Copiers - Color copier for Art                 REJECT
                                                                       Dept.
Corporate            Equipment      MCS Canon                          Copiers - 6 copiers                            REJECT
Corporate            Equipment      Minolta Business Systems           Copiers - Typesetting (production) Copier      REJECT
Corporate            Equipment      Neopost Leasing                    Postage Equipment                              REJECT
Corporate            Equipment      Wallace Computer Services          Equipment - Svc for OPTIONS Print              REJECT
                                                                       Merge Sftwre (checking)
Corporate            Equipment      Xerox                              Lease - 490 Digital System                     REJECT
Corporate            Equipment      Xerox                              Lease - DCOL12 Color Copier                    REJECT
Corporate            HR             Employment Contract - Joe Brooks                                                  REJECT
Corporate            Legal          Atsunori Fukushima                 Trademark - Patent Infringement                REJECT
                                                                       investigations
Corporate            Legal          Greenberg Taurig, LLP & Pilgrim    Confidentiality Agreement                      REJECT
                                    Telephone
Corporate            Legal          Takano Kosan (Far East)            International - Japanese                       REJECT
                                                                       trademarks
Corporate            Other          Vomado (office lease)              Office Lease                                   REJECT
Corporate            Service        Ivan Nesser                        Confidentiality Agreement                      REJECT
Corporate            Service        The Summit Group                   General consulting agreement                   REJECT
Corporate            Service        Tonina Music, Inc.                 Consulting - musical activities                REJECT
Corporate            Software       McManus & Associates               Y2K software upgrade                           REJECT
Corporate            Software       Portal Software, Inc.              Confidentiality Agreement                      REJECT
Corporate            Storage        Media Services Ltd.                Overseas storage of videos and                 REJECT
                                                                       Bob G. personal effects
Corporate            Storage        Public Storage Mgmt                Storage - CA                                   REJECT
Int'l Publishing                    Interglobal Company                International - Romanian edition               REJECT

Seneca Financial Group, Inc.

                                                          Draft and Confidential

                                                             GENERAL MEDIA, INC.
--------------------------------------------------------------------------------
EXECUTORY CONTRACTS

REJECTED, EXPIRED, TERMINATED AND NON-DEBTOR CONTRACTS - BY CORPORATE GROUP

CORPORATE CROUP     SUB CATEGORY             NAME                                 DESCRIPTION                         RECOMMENDATION
---------------     ------------             ----                                 -----------                         --------------
Int'l Publishing                    Multimage                            International- Korean edition                    REJECT
                                                                         amended 4/2/01
Int'l Publishing                    Not Too Bad Publishing               International - French edition                   REJECT
Int'l Publishing                    Perolly LLC                          International - Hungary edition                  REJECT
Inrl Publishing                     Sapphire International, Inc.         Confidentiality Agreement                        REJECT
Licensing           Products        Chic Accessories                     Products - Logo air fresheners                   REJECT
Online              Content         Babenet Ltd.                         Online - 8 live video feeds                      REJECT
                                                                         "Ultra Power Pack Plus" and "Spy Cams"
Online              Content         Coastal Entertainment, Inc.          Online - "Amsterdam Live" video feed             REJECT
Online              Content         Heather Findlay                      Online - Content for website                     REJECT
                                                                         (from On Our Backs Mag for PH site)
Online              Content         Ken Marcus Studio, Inc.              Online - Ken Marcus Erotic Portfolios            REJECT
Online              Hosting         Air Tech Ltd.                        Online - "SEXACO" contract                       REJECT
                                                                         (GMI hosts Air Tech's Sexaco.com)
Online              Hosting         Earl Miller Photography              Online - "EARL MILLERS HOT CLICKS"               REJECT
Online              Hosting         FSO, LLC                             Co-Branded Website                               REJECT
Online              Hosting         Nolan Conley                         Online - FANTASYLOOKS                            REJECT
Online              Hosting         Studio For Publications              Online - THE WETLANDS                            REJECT
Online              Hosting         Tony Ward                            Online - TONY WARD PHOTOGRAPHY                   REJECT
Online              Other           CyberSource                          Online Services                                  REJECT
Online              Other           VanRoon Partners                     Online Gambling                                  REJECT
Online              Other           Verisign, Inc.                       Internet - Domain names registration             REJECT
Online              Service         Deluxe Entertainment Corp            Website Creation                                 REJECT
Online              Service         GibNet Limited                       Online - Domain name register                    REJECT
Online              Service         Mirage Marketing, Inc.               Advertising - Banner on GMI site                 REJECT
Online              Service         Web designer contracts               Various one time agreements                      REJECT
Phone Sex           Service         Network Telephone Services, Inc.     Telephone                                        REJECT
Publishing          Advertising     Maria Manaseri                       Advertising - 15% sales                          REJECT
                                                                         commission on net collections
Publishing          Distribution    Gary Earls                           Distribution - Newsstand sales                   REJECT

Seneca Financial Group, Inc

                                                          Draft and Confidential

                                                             GENERAL MEDIA, INC.
--------------------------------------------------------------------------------
EXECUTORY CONTRACTS

REJECTED, EXPIRED, TERMINATED AND NON-DEBTOR CONTRACTS - BY CORPORATE GROUP

CORPORATE GROUP   SUB CATEGORY            NAME                               DESCRIPTION                              RECOMMENDATION
---------------   ------------            ----                               -----------                              --------------
Publishing        Distribution   Linda Blair                       Distribution - Newsstand sales                          REJECT
Publishing        Distribution   Marcia Schultz                    Distribution - Newsstand sales                          REJECT
Publishing        Distribution   Mark Detwiler                     Distribution - Newsstand sales                          REJECT
Publishing        Printing       Quebecor World, Inc.              Printing - Print, bind and                              REJECT
                                                                   package 3 mags on monthly basis
Video             Distribution   CAM Producing Services            Video Distribution - SWEETHEART MURDERS                 REJECT
Video             Distribution   Tsunami Entertainment             Distribution agreement for                              REJECT
                                 (formerly Burman)                 SEX BY THE NUMBERS & ESP and
                                                                   Video Distribution - LOVE GAMES & ESP
Video             Distribution   VCA Platinum (Tony Lovett)        Gave VCA right to distribute "Art of Desire"            REJECT
Video             Licensing      Anthem Ventures LLC               License - 103 videos for cruise ships PPV/VoD           REJECT
Video             Licensing      Arrow Film Distributors LTD       License - CALIGULA (UK)                                 REJECT
Video             Licensing      BDO                               License - French version of CALIGULA                    REJECT
Video             Licensing      Gaga Communications, Inc.         License - 5 60 minute videos in Japan                   REJECT
Video             Licensing      Gaga Communications, Inc.         License - The Embrace of the Vampire (Japan)            REJECT
Video             Licensing      IMV (aka Euro Video)              License - German version of CALIGULA                    REJECT
Video             Licensing      International Video - Germany     German Caligula. Expiration in 2010                     REJECT
                                 (Knipp Gmbh)
Video             Licensing      International Video - Germany     Expiration in 2005 at earliest.                         REJECT
                                 (Jupiter Comm)
Video             Licensing      International Video - Italy                                                               REJECT
Video             Licensing      International Video - Italy                                                               REJECT
Video             Licensing      International Video - Italy                                                               REJECT
Video             Licensing      Knipp Film Enterprise             License - German version Theatrical                     REJECT
Video             Licensing      Omnitem Communications            License - French version                                REJECT
                                                                   of EMBRACE of the VAMPIRE
Video             Licensing      Panorama Entertainment Co. Ltd.   Video - Hong Kong 50 titles                             REJECT
                                                                   (21 named, 29 t/b/d. 5-year licenses).
Video             Licensing      RCV 2001 Nederland BV             International Video -                                   REJECT
                                                                   Rights of LOVE GAMES & SWTHRT
                                                                   MURDERS
Video             Licensing      SAV                               License - CALIGULA Spanish version                      REJECT
Video             Licensing      SAV                               License - 76 titles, Spanish Version                    REJECT
Video             Licensing      Taurus Film GmbH & Co.            License - EMBRACE OF THE VAMPIRE                        REJECT

Seneca Financial Group, Inc.

                                                          Draft and Confidential

                                                              GENERAL MEDIA, INC
--------------------------------------------------------------------------------
EXECUTORY CONTRACTS

REJECTED, EXPIRED, TERMINATED AND NON-DEBTOR CONTRACTS - BY CORPORATE GROUP

CORPORATE GROUP    SUB CATEGORY   NAME                             DESCRIPTION                                     RECOMMENDATION
---------------    ------------   ----                             -----------                                     --------------
Video              Licensing      Top Films International          License - CALIGULA Bulgarian version               REJECT
Video              Licensing      VPS Film Entertainment GmbH      Video - License 3 titles in Germany                REJECT
                                                                   (22 according to contract)
Clubs                             Dr. LE Fernando Molina Galeana   Clubs - PH Club in Mexico City                  REJECT (TO BE
                                                                                                                    TERMINATED)
Int'l Publishing                  Dr. LE Fernando Molina Galeana   Publishing - Mexico                             REJECT (TO BE
                                                                                                                    TERMINATED)
Licensing          Products       GQ Associates LLC                Products - CT Retail Store                      REJECT (TO BE
                                                                                                                    TERMINATED)

Seneca Financial Group, Inc.

                                                          Draft and Confidential

                                                             GENERAL MEDIA, INC.
--------------------------------------------------------------------------------
EXECUTORY CONTRACTS

POST-PETITION CONTRACTS - BY CORPORATE GROUP

CORPORATE GROUP     SUB CATEGORY           NAME                                         DESCRIPTION                 RECOMMENDATION
---------------     ------------           ----                                         -----------                 --------------
Clubs                              VCG Holding Corp                          PH Clubs - Colorado, Illinois,             ACCEPT
                                                                             Arizona and Hawaii
Corporate           Equipment      Color Tool Box - A Division of LDI        Lease Agreement for 8 Pieces               ACCEPT
                                                                             of Equipment
Corporate           HR             Resources Connection                      Hiring of Interim Controller               ACCEPT
                                                                             - Joe Nawy
Corporate           Insurance      American International Specialty Lines    Insurance - NetAdvantage                   ACCEPT
                                                                             Professional Liability
Corporate           Insurance      American International Specialty Lines    Insurance - Employed Lawyers               ACCEPT
Corporate           Insurance      American International Specialty Lines    Insurance - Multimedia                     ACCEPT
                                                                             Liability Policy
Corporate           Insurance      Atlantic Ins Co. and Centennial Ins. Co.  Insurance - Workers Comp,                  ACCEPT
                                                                             Commercial package policy
Corporate           Insurance      D&O and Excess Insurance                  D&O and Excess Insurance                   ACCEPT
Corporate           Insurance      National Union Fire Ins.                  Insurance - Commercial crime               ACCEPT
                                                                             pkg policy
Corporate           POY            Allison Taylor                            POY Runner up - 2004                       ACCEPT
Corporate           POY            Victoria Zdrok                            POY Winner - 2004                          ACCEPT
Corporate           Service        Mediamark Research, Inc.                  Marketing - supplies mag.                  ACCEPT
                                                                             audience data reports
                                                                             biannual
Int'l Publishing                   Hungaria Szolgaltato Kft                  International - Hungarian Edition          ACCEPT
Online              Other          DHD                                       Online Payment Processing for            TERMINATED
                                                                             Penthouse.com
Online              Service        Cogent Communications                     100 mbps service contract                  ACCEPT
Online              Service        Penthouse Total Solutions, LLC            Online Payment Services                    ACCEPT
Publishing          Content        Haaren Enterprises dba Suze Randall       Ad & Graphics - License photos             ACCEPT
                                                                             from GMI
Video               Consultant     JCMedia                                   Distributor/Consultant for                 EXPIRED
                                                                             TV Rights
Video               Distribution   JCMedia                                   TV Broadcast Distribution                  ACCEPT
                                                                             for "ESP"
Video               Distribution   JCMedia                                   TV Broadcast Distribution                  ACCEPT
                                                                             for "The Escort"
Video               Distribution   JCMedia                                   TV Broadcast Distribution                  ACCEPT
                                                                             for "Temptations"
Video               Distribution   JMH Productions, Inc.                     Rights to the Distribution                 ACCEPT
                                                                             of 3 Additional Titles
Video               Licensing      Next Media Co., LTD & Hahnwon Media       License Agreement for 30 Titles            ACCEPT
Video                              Media Fever, Inc.                         Purchase of "Labor of Lust"                ACCEPT

Seneca Financial Group, Inc.

                             PAYMENT AGENT AGREEMENT

            This Payment Agent Agreement (the "Agreement") is between General Media, Inc. and its direct and indirect subsidiaries, General Media Art Holding, Inc., General Media Communications, Inc., General Media Entertainment, Inc., General Media (UK), Ltd., GMCI Internet Operations, Inc., GMI On-Line Ventures, Ltd., Penthouse Images Acquisitions, Ltd. and Pure Entertainment Telecommunications, Inc. (collectively, the "Reorganized Debtors") and J.H. Cohn LLP ("Payment Agent") and shall govern the terms by which the Payment Agent shall (i) distribute cash to holders of Allowed General Unsecured Claims in Class 3A of the Plan; and (ii) calculate the Distribution of New GMI Term Loan Notes (the "Notes") in accordance with the terms of the Reorganized Debtors' confirmed plan of reorganization. Capitalized terms used herein, but not defined herein, shall have the same meaning as in the Debtors' Joint Plan of Reorganization dated January 21, 2004, as modified (the "Plan").

            WHEREAS, by Confirmation Order dated August , 2004, the United States Bankruptcy Court for the Southern District of New York (the "Court") confirmed the Plan; and

            WHEREAS, Article 4.3 of the Plan provides for the distribution of certain assets to holders of Class 3A General Unsecured Claims to satisfy their Allowed Claims; and

            WHEREAS, in order to provide for timely and efficient distributions to the holders of General Unsecured Claims, Payment Agent agrees to perform the disbursement and related functions set forth in the Plan and hereinafter with regard to the cash and Notes to be distributed to holders of Allowed Claims in Class 3A.

            NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Reorganized Debtors and Payment Agent agree as follows:

                                   ARTICLE I
                            REGISTER OF CLAIMS; BOND

            1.1. Within five (5) business days after the Effective Date or as soon thereafter as is practicable, Reorganized Debtors shall cause Garden City Group, the claims agent appointed in the Chapter 11 Cases (the "Claims Agent") to furnish to Reorganized Debtors and Payment Agent based on the official claims register as of the Effective Date, a list, in electronic and hard copy form, of the names, addresses, and Social Security Numbers or Federal Identification Numbers of all holders of Allowed Class 3A General Unsecured Claims, the amounts of all Class 3A General Unsecured Claims, the percentage of all Allowed Class 3A General Unsecured Claims held by each holder of an Allowed Class 3A General Unsecured Claims, and a notation as to which of the claims are currently disputed claims. To the extent there are changes to the official claims register after the Effective Date, the Claims Agent shall provide the Reorganized Debtors and the Payment Agent with updated lists on a periodic basis, but no less frequently than every thirty (30) days.

            1.2. Bond. Payment Agent shall (i) obtain a bond in the amount of $2,000,000 to secure the Cash to be distributed to holders of Allowed Class 3A General Unsecured Claims and (ii) notify the Court and the United States Trustee prior to terminating such bond. The fees incurred by the Payment Agent in obtaining the foregoing bond shall be paid by the Reorganized Debtors pursuant to Section 7.1 hereof.

                                   ARTICLE II
                          DISBURSEMENTS UNDER THE PLAN

            2.1. Except as otherwise provided in the Plan and below, the Payment Agent shall be solely responsible for making all cash distributions to holders of Allowed Class 3A General Unsecured Claims. Pursuant to the Plan, each holder of an Allowed General Unsecured Claim in Class 3A shall be entitled to its pro rata share of (i) Cash in the amount of $2,000,000 and (ii) up to $11 million principal amount of the Notes. In the event Allowed Class 3A Claims are less than $12 million an amount of the Notes equal to the difference between $12 million and the total Allowed Class 3A Claims shall be cancelled. The Payment Agent shall have the right to seek to enforce all provisions of the Plan relating to holders of Allowed Class 3A General Unsecured Claims.

                                  ARTICLE III
                                  DISTRIBUTIONS

            3.1. No Distributions Pending Allowance. Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a disputed claim unless and until all objections to such disputed claim have been settled or withdrawn or have been determined by Final Order, and the disputed claim, or some portion thereof, has become an Allowed Class 3A Claim.

            3.2. Disputed Claims Reserve. As soon as practicable after the Effective Date, the Payment Agent shall establish a reserve (the "Disputed Claims Reserve") by withholding from the initial distribution, with respect to the Disputed Claims, an amount of Cash and Notes calculated as if all Class 3A General Unsecured Claims were Allowed Class 3A General Unsecured Claims, in an amount equal to one hundred percent (100%) of the distributions to which holders of such Claims would be entitled if their Claims were allowed in their respective Disputed Claim Amount; provided, however, that the Payment Agent shall have the right to file a motion with the Bankruptcy Court seeking to alter and fix the Disputed Claim Reserve.

            3.3. Distributions After Allowance. The Payment Agent shall make distributions from the Disputed Claims Reserve, as appropriate, to the holder of any Disputed Claim that has become an Allowed Class 3A General Unsecured Claim in accordance with the provisions of the Plan, as soon as practicable after the date the Reorganized Debtors have informed the Payment Agent that such Disputed Claim has become an Allowed Class 3A General Unsecured Claim. Such distributions shall be based upon the cumulative distributions that would have been made to the holder of such Allowed Class 3A General Unsecured Claim under the Plan if all disputed claims had been Allowed on the Effective Date.

                                   ARTICLE IV
     DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

            4.1. Delivery Of Distributions In General. Distributions to holders of Allowed Class 3A General Unsecured Claims shall be made at the addresses set forth in the list required by Section 1 which shall be based on the Reorganized Debtors' records unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to the Bankruptcy Rules.

                                   ARTICLE V
                    UNDELIVERABLE AND UNCLAIMED DISTRIBUTIONS

            5.1. Holding and Investment of Undeliverable and Unclaimed Distributions. If the distribution to any holder of an Allowed Class 3A General Unsecured Claim is returned to the Payment Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such holder unless and until the Payment Agent is notified in writing of such holder's then current address.

            5.2. After Distributions Become Deliverable. The Payment Agent shall make all distributions that have become deliverable or have been claimed as soon as practicable after such distribution has become deliverable.

            5.3. Failure to Claim Undeliverable Distributions. Any holder of an Allowed Class 3A General Unsecured Claim that does not assert a claim for an undeliverable or unclaimed distribution within one (1) year after the distribution thereof shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors or their Estates, Reorganized Debtors or their property. Any Cash that is unclaimed or undeliverable for a period of one (1) year after distribution thereof shall be returned to and revested in the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Payment Agent or the Reorganized Debtors to attempt to locate any holder of an Allowed Class 3A General Unsecured Claim.

                                   ARTICLE VI
                          RECORD DATE FOR DISTRIBUTIONS

            6.1. Except as set forth below, the Payment Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Class 3A General Unsecured Claim that occurs after the Effective Date, and will be entitled for all purposes herein to recognize and distribute only to those holders of Allowed Class 3A General Unsecured Claims who are holders of such Claims, or participants therein, as of the close of business on the Effective Date. The Payment Agent shall instead be entitled to recognize and deal for all purposes under this Agreement with only those record holders stated on the official claims register as of the close of business on the Effective Date. The Payment Agent shall recognize the transfer of all or a portion of Allowed Class 3 A General Unsecured Claims provided that the Payment Agent receives, by registered or certified mail, a notice executed both by the transferee and the transferor and the signatures of the parties shall be acknowledged before a Notary Public. The notice must clearly describe the interest to be transferred. The Payment Agent may rely upon such signatures and acknowledgments as evidence of such transfer without the requirement of any further investigation.

                                   ARTICLE VII
                   COMPENSATION AND REMOVAL OF PAYMENT AGENT

            7.1. Fees. Attached hereto as Exhibit A, and made a part hereof for all purposes, is a schedule of fees for performing the duties pursuant to this Agreement. Payment Agent's fees and actual out-of-pocket expenses incurred in performing its duties, including reasonable fees for counsel and their professionals and the bond required under Section 1.2 hereof, shall be paid by Reorganized Debtors within 15 days of delivery of an invoice to the Reorganized Debtors.

            7.2. Term of Service. The Payment Agent shall serve until (a) the completion of all the Payment Agent duties, responsibilities and obligations under this Agreement and the Plan, or (b) the Payment Agent's death, resignation or removal.

            7.3. Resignation of Payment Agent. The Payment Agent may resign at any time by giving the Reorganized Debtors and the Court at least thirty (30) days written notice of Payment Agent's intention to do so. In the event of a resignation, the resigning Payment Agent shall render to the Reorganized Debtors and the Court a full and complete accounting of monies and assets received, disbursed, and held during the term of office of that Payment Agent. The resignation shall be effective on the later of (i) the date specified in the notice; (ii) the date that is thirty days (30) after the date the notice is delivered; or (iii) the date the accounting described in the preceding sentence is delivered.

            7.4. Appointment of Successor Payment Agent. Upon the resignation, death, incapacity, or removal of the Payment Agent, the Reorganized Debtors shall move the Court, upon notice to all holders of Class 3A General Unsecured Claims and the United States Trustee, to appoint a successor Payment Agent to fill the vacancy so created within thirty (30) days following receipt of notice of the resignation, death, incapacity, or removal of the Payment Agent. Any successor Payment Agent so appointed shall consent to and accept in writing the terms of this Agreement and shall agree that the provisions of this Agreement shall be binding upon and inure to the benefit of the successor Payment Agent and all of his heirs and legal and personal representatives, successors or assigns.

            7.5. Powers and Duties of Successor Payment Agent. A successor Payment Agent shall have all the rights, privileges, powers, and duties of his or her predecessor under this Agreement and the Plan.

            7.6. Continuance of Agreement. The death, resignation or removal of the Payment Agent shall not terminate this Agreement or revoke any existing agency created pursuant to this Agreement or invalidate any action theretofore taken by the Payment Agent.

                                  ARTICLE VIII
                 THIRD PARTY RIGHTS AND LIMITATION OF LIABILITY

            8.1. Limitation of Payment Agent's Liability. Anything herein to the contrary notwithstanding, in exercising the rights granted herein or in the Plan, the Payment Agent shall exercise the Payment Agent's best judgment, to the end that distributions to holders of Allowed Class 3A General Unsecured Claims are distributed timely and efficiently; but the Payment Agent shall not incur any responsibility or liability by reason of any error of law or of any matter or thing done or suffered or omitted to be done under this Agreement, except for gross negligence, willful misconduct, fraud or intentional misconduct.

            8.2. Exculpation. The Payment Agent shall not be personally liable to the Reorganized Debtors or any holder of a Class 3A General Unsecured Claim, their beneficiaries or any other person for the payment of any expense or claim or other liability of the Reorganized Debtors, and neither the Payment Agent, the Reorganized Debtors, holders of Class 3A General Unsecured Claims or any other person shall look to the Payment Agent personally for the payment of any such expense or liability, except to the extent such expense or claim or other liability of the Payment Agent results from (i) acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, or (ii) any transaction from which the Payment Agent derived an improper personal benefit. No amendment, modification or repeal of this
Section 8.2 shall adversely affect any right or protection of the Payment Agent that exists at the time of such amendment, modification or repeal.

            8.3. Reliance. Payment Agent shall not be bound to make any investigation into the facts or matters stated in a resolution, certificate, statement, instruction, opinion, report, notice, request, directions, consent, order, bond, security or other paper or document supplied or that may in the future be supplied by Reorganized Debtors.

                                   ARTICLE IX
                             INFORMATION REQUIREMENT

            9.1. Certain Financial Information. Until the completion of a public offering of the New GMI Common Stock, the Reorganized Debtors shall furnish the Payment Agent with (i) all management letters of accountants of the Reorganized Debtors and its subsidiaries, (ii) annually, within 120 days of the end of each fiscal year, an annual report, including audited financial statements and management's discussion and analysis of the Reorganized Debtors' financial condition and results of operations, and (iii) within 60 days after the end of the last calendar month of each fiscal year of the Reorganized Debtors and within 30 days after the end of each other calendar month of the Reorganized Debtors, unaudited financial statements, including a balance sheet and statement of income and of changes in cash flow as of the end of such period and for the period from the beginning of the current fiscal year to the end of such period, setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year.

            9.2. Other Information. The Reorganized Debtors shall furnish to the Payment Agent (i) any reports required to be furnished by the Reorganized Debtors to any secured lender, (ii) within 10 days after each meeting of the board of directors, (a) the minutes of such meeting and (b) certified resolutions of the board of directors adopted at such meeting, and (iii) all other information reasonably requested by the Payment Agent.

                                    ARTICLE X
                                TERM OF AGREEMENT

            10.1. Term. This Agreement shall become effective on the date the Agreement is signed and continue in effect until all distributions to holders of Class 3A General Unsecured Claims have been paid in full.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

            11.1. Notices. Under this Agreement, whenever one party is required or permitted to give notice to the other, such notice shall be in writing and shall be effected either by personal delivery, or by recognized overnight courier service such as Federal Express or by United States mail, registered or certified, postage pre-paid, return receipt requested, to the address set forth hereinafter. Each party to this Agreement may, from time to time, change the address to which notices may be given by providing the other party written notice, in the manner provided for in this paragraph, of the new address and the date upon which it will become effective. Notices delivered personally shall be deemed given upon receipt; mailed notices shall be deemed given three (3) business days after mailing. The addresses for notice are as follows:

         If to Reorganized Debtors: _________________________
                                    _________________________
                                    _________________________
                                    Attention:_______________

         If to Payment Agent:       _________________________
                                    _________________________
                                    _________________________
                                    Attention:_______________

            11.2. Governing Law. This Agreement and the rights and obligations of the parties to it shall be governed by and construed and enforced in accordance with the laws of the State of New York. The Bankruptcy Court shall have exclusive jurisdiction to determine all controversies, suits and disputes that may arise in connection with the performance by the Payment Agent of its duties under the Plan.

            11.3. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties' respective successors and assigns; provided, however, that neither party may assign its rights or obligations hereunder without prior written consent of the other party.

            11.4. Directions from Court. The Payment Agent shall have the right to seek direction from the Court with respect to its rights and obligations under this Agreement and the Plan.

            11.5. Amendments and Waivers. This Agreement may be amended, modified, extended, superseded, cancelled or renewed, and the terms and conditions hereof may be waived, only by written agreement signed by the parties with notice to the Official Committee of Unsecured Creditors or, in the case of a waiver, by the party waiving compliance.

            11.6. Conflict Among Documents. In the event of a conflict between the terms and provisions contained in the Plan and/or its exhibits and those contained in this Agreement, the terms and provisions of this Agreement shall control and supersede those in the Plan.

            11.7. Mailings. All deliveries checks for Cash to holders of Allowed Class 3A General Unsecured Claims by Payment Agent hereunder shall be made by first-class mail (registered air-mail outside the United States, Puerto Rico and Canada). Payment Agent shall insure against loss or liability arising out of the non-receipt or non-delivery thereof or arising out of the replacement thereof. All transfers of Notes to holders of Allowed Class 3A Claims shall be made by the New GMI Term Loan Notes Indenture Trustee.

            11.8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, so that all of which taken together shall constitute one and the same instrument.

Dated: _________________, 2004

                                    General Media, Inc.

                                    ------------------------------------------
                                    By:
                                    Its:


                                    General Media Art Holding, Inc.

                                    ------------------------------------------
                                    By:
                                    Its:

                                    General Media Communications, Inc.

                                    ------------------------------------------
                                    By:
                                    Its:

                                    General Media Entertainment, Inc.

                                    ------------------------------------------
                                    By:
                                    Its:

                                    General Media (UK) Ltd.

                                    ------------------------------------------
                                    By:
                                    Its:


                                    GMCI Internet Operations, Inc.

                                    ------------------------------------------
                                    By:
                                    Its:

                                    GMI On-Line Ventures, Ltd.

                                    ------------------------------------------
                                    By:
                                    Its:


                                    Penthouse Images Acquisitions, Ltd.

                                    ------------------------------------------
                                    By:
                                    Its:

                                    Pure Entertainment Telecommunications, Inc.

                                    ------------------------------------------
                                    By:
                                    Its:


                                    [PAYMENT AGENT]

                                    ------------------------------------------
                                    By:
                                    Its:

                   Re: General Media Payment Agent Agreement
                               J.H. Cohn LLP fees
                                August 11, 2004


      1. J.H. Cohn's normal billing rates for disbursing agent services are as follows:

                           Partner                  $425/hr.
                           Director                 $385/hr.
                           Senior Manager           $330/hr.
                           Manager                  $300/hr.
                           Supervisor               $275/hr.
                           Senior Accountant        $230/hr.
                           Staff                    $175/hr.
                           Paraprofessional         $120/hr.

      2. The work will be performed at the lowest level practicable and will be reviewed by senior level personnel and partner.

      3. In the normal course of business, the firm revises the hourly rates on February 1 of each year. Expenses will be charged at actual costs incurred (and will include charges for travel, messenger/express mail, copying, telephone, facsimile, etc.).

                        New GMI Term Loan Notes Indenture

  Please see Exhibit T3C (Form of Indenture between Applicant and the Trustee)

                              CONSULTING AGREEMENT

      AGREEMENT made as of the ____ day of ________, 2004 between GENERAL MEDIA, INC. ("Company"), a Delaware corporation having an office at Two Pennsylvania Plaza, New York, NY 10001 and GENERAL MEDIA INTERNATIONAL, INC. ("GMII"), a New York corporation, having an office at Two Pennsylvania Plaza, New York, NY 10001.

                              W I T N E S S E T H:

      WHEREAS, the Company desires to engage GMII to provide the consulting services of Robert C. Guccione ("Consultant") for a period of ten years commencing on the Effective Date (as defined below);

      WHEREAS, GMII desires to provide Consultant's services to the Company;

      NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

      1. Engagement. For a term of ten years commencing on the effective date of the Plan of Reorganization ("Effective Date"), unless earlier terminated as provided herein, Company hereby engages GMII to render the services of Consultant, at such times as the Board of Directors of the Company or the Company's Chief Executive Officer shall reasonably request.

      2. Compensation. (a) As compensation for GMII's service, the Company shall pay GMII the sum of $500,000 per annum in equal semi-monthly installments. It is understood and agreed that this Agreement is in the nature of a personal services contract. In the event GMII is unable to provide the services of Consultant for any reason, Company shall have the right to terminate this Agreement.

      (b) In the event the Company fails to make any payment due to GMII under this Agreement and such payment remains due and payable after 30 days written notice from GMII to the Company, GMII may declare a default under this Agreement and declare immediately payable all amounts to be paid to GMII under this Agreement.

      3. Conditions Precedent. (a) Prior to the Effective Date, Consultant shall have executed and delivered to Company the agreement attached hereto as Exhibit A.

      (b) Neither GMII nor Consultant shall have made a claim against Company in Company's Chapter 11 bankruptcy case.

      (c) On or prior to the Effective Date, GMII shall have delivered to the Company such documents as shall be necessary to effect the name change of GMII to a name, in the opinion of the Company, dissimilar to "General Media".

      4. Termination.

      4.01 Death. In the event of Consultant's death, this Agreement shall terminate effective as of the date of death and payments hereunder shall cease as of the date of termination.

      4.02 By Consultant. In the event GMII or Consultant terminate this Agreement for any reason, Company shall be relieved of its payment obligations hereunder.

      4.03 By Company. In the event Company terminates this Agreement for any reason, Company shall remain liable for payments under this Agreement and shall continue to make payments hereunder in equal semi-monthly installments until the earlier to occur of (1) the tenth anniversary of the Effective Date, and (2) Consultant's death.

      5. Non-Competition; Non-Solicitation; Reasonableness.

      5.01 Non-Competition. During the term of this Agreement, and provided that Company is paying the compensation provided for hereunder, GMII shall not, without the prior written consent of Company in each instance, directly or indirectly, in any manner or capacity, whether for itself or any other person and whether as proprietor, principal, owner, shareholder, director, officer, executive, representative, distributor, consultant, independent contractor or otherwise, engage or have any interest in any entity which is engaged in a business competing with Company ("Competitive Activities").

      5.02 Non-Solicitation. During the term of this Agreement, and provided that Company is paying the compensation provided for hereunder, GMII shall not, without the prior written consent of Company in each instance, directly or indirectly, in any manner or capacity, whether for itself or any other person and whether as proprietor, principal, owner, shareholder, director, officer, executive, representative, distributor, consultant, independent contractor or otherwise, engage or have any interest in any entity which solicits or attempts to solicit the hire, or hires or encourages the termination by any person who is employed by the Company or any of its subsidiaries, other than a person whose employment with the Company or such subsidiary has terminated prior to the commencement of employment discussions between such entity and such person.

      5.03 Permitted Passive Investment. Notwithstanding anything to the contrary in this Section 5, GMII may at any time own in the aggregate as a passive (but not active) investment not more than 5% of the stock or other equity interest of any publicly traded entity which engages in Competitive Activities.

      5.04 Reasonableness. GMII agrees that each of the provisions of this
Section 5 is reasonable and necessary for the protection of Company; that each such provision is and is intended to be divisible; that if any such provision (including any sentence, clause or part) shall be held contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to any one or more periods of time, areas or business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect as to the other and remaining parts; and that any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable in such jurisdiction. GMII further recognizes and agrees that any violation of any of its agreements in this
Section 5 would cause such damage or injury to Company as would be irreparable and the exact amount of which would be impossible to ascertain and that, for such reason, among others, Company shall be entitled, as a matter of course, to injunctive relief from any court of competent jurisdiction restraining any further violation. Such right to injunctive relief shall be cumulative and in addition to, and not in limitation of, all other rights and remedies which Company may possess.

      6. Confidential Information. GMII shall maintain in strict confidence any and all information of a non-public nature relating to Company or its business that GMII may gain or develop in the course of its engagement by Company (including, without limitation, its own work product and advice to Company) and will not disclose any such information to any person during or after its engagement by Company except with the written consent of Company, as permitted by law, or as required by court order. Upon termination of this Agreement, GMII shall return to Company all materials of a non-public nature received from Company in the course of its engagement, and will either deliver to Company or destroy any copies thereof that it may have made or received. The provisions of this Section 6 shall survive the expiration or termination of this Agreement for any reason.

      7. Indemnification. GMII agrees to indemnify, defend and hold the Company harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, costs of preparation and investigation, and reasonable attorneys' fees) (collectively "Losses") that the Company may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of Penthouse Publications Limited in the Purchase Agreement between Penthouse Publications Limited and the Company dated as of the date hereof (the "Purchase Agreement"); (b) the material breach of any warranty of Penthouse Publications Limited in the Purchase Agreement; and (c) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Penthouse Publications Limited in the Purchase Agreement

      8. Miscellaneous.

      8.01 Notices. All notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by first class registered or certified mail, return receipt requested, addressed to Company and to GMII at their respective addresses set forth on the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to be given on the day delivered, if personally delivered, or on the third day after the date of mailing if mailed.

      8.02 Company Property. GMII agrees to use its best efforts to safeguard Company's property located in Consultant's current residence and GMII shall be permitted to use such property during the term of this Agreement as long as Consultant shall continue to reside in his current residence, provided, however, that GMII and Consultant shall promptly return to the Company upon the Company's request that certain Botticelli painting having an appraised value of approximately $800,000.

      8.03 Right to Offset. The Company shall have the right to offset the amount of any claims made against (i) Consultant for any breach of the agreement attached as Exhibit A, and (ii) Penthouse Publications Limited for any breach of the Purchase Agreement, including, without limitation, failure to transfer the Trademarks, against any amounts payable under this Agreement.

      8.04 Parties in Interest. No party shall assign this Agreement without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement.

      8.05 Further Assurances. From and after the date of this Agreement, each of the parties hereto shall from time to time, at the request of the other party and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably requested or required more effectively to evidence and give effect to the transactions provided for in this Agreement.

      8.06 Expenses. Except for the payment by the Company of up to $5,000 in legal fees and related expenses incurred or to be incurred by GMII and/or Consultant in connection with the negotiation, execution and delivery of this Agreement, each of the parties hereto shall pay its own expenses and costs incurred or to be incurred by it in negotiating, closing and carrying out this Agreement.

      8.07 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws. The invalidity or unenforceability of any other provision of this Agreement, or the application thereof to any person or circumstance, in any jurisdiction shall in no way impair, affect or prejudice the balance of this Agreement, which shall remain in full force and effect, or the application thereof to other persons and circumstances.

      8.08 Entire Agreement; Modification; Waiver; Interpretation. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any. Neither this Agreement nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provision or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provision, breach or default.

      8.09 Legal Fees. In the event of any litigation between the parties arising from this Agreement, the party that receives a final judgment which is not subject to any or further appeal shall be entitled to receive from the other party its reasonable attorneys' fees and expenses in connection with prosecuting such litigation.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                     GENERAL MEDIA, INC.


                                     By____________________________________
                                                   (Title)

                                     GENERAL MEDIA INTERNATIONAL, INC.


                                     By___________________________________
                                        Robert C. Guccione, Chairman

                                    EXHIBIT A

As of ___________, 2004


Mr. Robert C. Guccione
c/o General Media International, Inc.
Two Pennsylvania Plaza,
New York, New York 10001

Dear Mr. Guccione:

      Reference is made to that certain Consulting Agreement dated as of the date hereof by and between General Media, Inc. (the "Company") and General Media International, Inc. ("GMII") (the "Consulting Agreement"). This is to set forth our agreement, that effective on the effective date of the Plan of Reorganization (the "Effective Date"), the Company and Robert C. Guccione ("Consultant") agree as follows:

      1. Consultant shall devote substantially all of his professional time to the business of the Company and shall perform such services ("Consulting Services") as may from time to time be assigned to him by the Company's Board of Directors or Chief Executive Officer, provided, however, that neither the Company's Board of Directors nor the Chief Executive Officer shall assign Consultant any Consulting Services which shall be inconsistent with Consultant's current functions.. Consultant shall initially have the title of Publisher Emeritus, which shall not be deemed to be an officer of the Company. Consultant shall retain such title unless and until the Company's Board of Directors shall determine that he or any of Consultant's Affiliates (as that term is hereinafter defined) shall have breached any agreement with the Company or shall have otherwise acted to the detriment of the Company.

      2. Consultant may perform the Consulting Services from his residence.

      3. To the extent permitted by the applicable plan or insurance policy, Consultant may, at the Company's expense except for employee contributions in accordance with the Company's customary practice, be entitled to participate, subject to eligibility requirements, in all general pension, profit sharing, group life, medical, disability and other insurance and employee benefit plans at any time in effect for senior executive employees of Company, provided, further, that nothing herein shall obligate Company to establish or maintain any employee benefit plan, whether of the type referred to this Section or otherwise.

      4. The Company shall provide Consultant with one full-time assistant, namely Jane Homlish (or such other person as Consultant shall designate at no greater compensation than Ms. Homlish is receiving), and a full-time secretary while Consultant is actually engaged in providing Consulting Services. In any event, the Company shall employ Ms. Homlish (on condition that she is willing to be so employed) in a position having substantially similar duties with salary and comparable benefits to those she currently enjoys, provided, however, that such agreement shall in no event extend beyond the earlier to occur of Consultant's death and the 10th anniversary of this Agreement.

      5.(a) In consideration of the foregoing, Consultant shall, promptly upon the Company's request, transfer or, or cause to be transferred (for a nominal amount), to the Company all right, title and interest in, to and under the trademarks listed on Schedule A attached hereto in any jurisdiction (the "Trademarks"), owned, directly or indirectly by Consultant, Consultant's family members, or any entities controlled by Consultant or Consultant's family members or any trust for the benefit of any of the foregoing (collectively, "Consultant's Affiliates"). Consultant hereby represents and warrants to the Company that he or Consultant's Affiliates (i) do not have any interests or rights in any trademarks other than in the United Kingdom and (ii) possess the authority to transfer whatever their respective interests are in the Trademarks to the Company free and clear of all liens.

      (b) The parties acknowledge that the transfer to the Company of any trademarks owned, directly or indirectly by Penthouse Publications Limited shall be subject to, and governed by, a separate agreement.

      6. Consultant agrees that on or prior to the Effective Date, Consultant shall have effected, or caused to be effected, the change of the names of any and all entities controlled by Consultant or Consultant's Affiliates to names, in the opinion of the Company, dissimilar to "Penthouse" and "General Media".

      7.(a) During the term of this Agreement, and provided that the Company is paying the compensation specified in the Consulting Agreement, Consultant shall not, without the prior written consent of Company in each instance, directly or indirectly, in any manner or capacity, whether for himself or any other person and whether as proprietor, principal, owner, shareholder, director, officer, executive, representative, distributor, consultant, independent contractor or otherwise, engage or have any interest in any entity which is engaged in a business competing with the Company ("Competitive Activities").

      (b) During the term of this Agreement, and provided that the Company is paying the compensation specified in the Consulting Agreement, Consultant shall not, without the prior written consent of Company in each instance, directly or indirectly, in any manner or capacity, whether for himself or any other person and whether as proprietor, principal, owner, shareholder, director, officer, executive, representative, distributor, consultant, independent contractor or otherwise, engage or have any interest in any entity which solicits or attempts to solicit the hire, or hires or encourages the termination by any person who is employed by the Company or any of its subsidiaries, other than a person whose employment with the Company or such subsidiary has terminated prior to the commencement of employment discussions between such entity and such person.

      (c) Notwithstanding anything to the contrary in this Section 7, Consultant may at any time own in the aggregate as a passive (but not active) investment not more than 5% of the stock or other equity interest of any publicly traded entity which engages in Competitive Activities.

      (d) Consultant agrees that each of the provisions of this Section 7 is reasonable and necessary for the protection of Company; that each such provision is and is intended to be divisible; that if any such provision (including any sentence, clause or part) shall be held contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to any one or more periods of time, areas or business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect as to the other and remaining parts; and that any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable in such jurisdiction. Consultant further recognizes and agrees that any violation of any of his agreements in this
Section 7 would cause such damage or injury to the Company as would be irreparable and the exact amount of which would be impossible to ascertain and that, for such reason, among others, the Company shall be entitled, as a matter of course, to injunctive relief from any court of competent jurisdiction restraining any further violation. Such right to injunctive relief shall be cumulative and in addition to, and not in limitation of, all other rights and remedies which the Company may possess.

      8. Consultant agrees to use its best efforts to safeguard Company's property located in Consultant's current residence and Consultant shall be permitted to use such property during the term of this Agreement as long as he shall continue to reside in his current residence, provided, however, that Consultant shall promptly return to the Company upon the Company's request that certain Botticelli painting having an appraised value of approximately $800,000.

      9. Consultant shall maintain in strict confidence any and all information of a non-public nature relating to Company or its business that Consultant may gain or develop in the course of performing Consulting Services for Company (including, without limitation, Consultant's own work product and advice to Company) and will not disclose any such information to any person during or after the term of this Agreement except with the written consent of Company, as permitted by law, or as required by court order. Upon termination of this Agreement, Consultant shall return to Company all materials of a non-public nature received from Company in the course of his engagement, and will either deliver to Company or destroy any copies thereof that he may have made or received. The provisions of this Section 9 shall survive the expiration or termination of this Agreement for any reason.

      10. Consultant understands that GMII shall be deemed to be an independent contractor of the Company and that Consultant shall not have the authority to bind the Company and Consultant agrees that he shall not imply or represent the contrary to any third party.

      11. From and after the date of this Agreement, each of the parties hereto shall from time to time, at the request of the other party and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably requested or required more effectively to evidence and give effect to the transactions provided for this Agreement.

      12. All notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by first class registered or certified mail, return receipt requested, addressed to Company and to Consultant at their respective addresses set forth on the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to be given on the day delivered, if personally delivered, or on the third day after the date of mailing if mailed.

      13. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement.

      14. This Agreement shall be governed by and construed in accordance with the laws and decisions of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws. The invalidity or unenforceability of any other provision of this Agreement, or the application thereof to any person or circumstance, in any jurisdiction shall in no way impair, affect or prejudice the balance of this Agreement, which shall remain in full force and effect, or the application thereof to other persons and circumstances.

      15. This Agreement and the Consulting Agreement contain the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any. Neither this Agreement nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No waiver of any such provision or any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provision, breach or default.

      16. In the event of any litigation between the parties arising from this Agreement, the party that receives a final judgment which is not subject to any or further appeal shall be entitled to receive from the other party its reasonable attorneys' fees and expenses in connection with prosecuting such litigation.

      If you are in agreement with the foregoing, please sign and return the enclosed copy of this letter which will constitute our agreement with respect to the subject matter of this letter as of the date first written above.

                                         Very truly yours,

                                         GENERAL MEDIA, INC.


                                         By:_____________________________
                                                    (Title)

AGREED AND ACCEPTED:


----------------------------------
       Robert C. Guccione

                                   SCHEDULE A

                                   TRADEMARKS

PENTHOUSE

FORUM

VARIATIONS

PENTHOUSE LETTERS

THE THREE KEY LOGO

THE ONE KEY LOGO

PET OF THE YEAR

PENTHOUSE PET

MIND & MUSCLE POWER

HOT TALK

PENTHOUSE COMIX

PENTHOUSE MEN'S ADVENTURE COMIX